UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016 (February 3, 2016)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

1-9516	ICAHN ENTERPRISES L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 4, 2016, Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Enterprises Holdings”), completed its acquisition of The Pep Boys — Manny, Moe & Jack, a Pennsylvania corporation (“Pep Boys”), pursuant to the Agreement and Plan of Merger dated as of December 30, 2015 (the “Merger Agreement”), among Icahn Enterprises Holdings, Pep Boys and IEP Parts Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Icahn Enterprises Holdings (“Merger Sub”).

As previously disclosed, the tender offer (the “Offer”) to acquire all of the issued and outstanding shares of Pep Boys common stock, par value $1.00 per share (the “Shares”) at a price of $18.50 per Share (the “Offer Price”) expired at 12:00 midnight, New York City time, on Tuesday, February 2, 2016 (one minute after 11:59 P.M., New York City time on February 2, 2016) , as scheduled and was not extended. As of the expiration of the Offer, a total of approximately 38,114,742 Shares were validly tendered and not withdrawn in the Offer  (not including Shares delivered through notices of guaranteed delivery) which, together with those Shares already owned by Icahn Enterprises Holdings, Merger Sub and their respective subsidiaries or affiliates (the “Icahn Shares”), represented approximately 82% of the outstanding Shares. Additionally, notices of guaranteed delivery have been received with respect to approximately 1,232,540 Shares. The number of Shares validly tendered and not withdrawn were accepted for payment and, together with the Icahn Shares, constituted a majority of all outstanding Shares on a fully diluted basis, satisfying the Minimum Condition (as defined in the Merger Agreement).

On February 3, 2016, Icahn Enterprises Holdings issued a press release announcing the expiration and results of the Offer, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Following the completion of the Offer, all conditions to the Merger set forth in the Merger Agreement were satisfied, and on February 4, 2016, Icahn Enterprises Holdings completed its acquisition of Pep Boys by effecting a merger, pursuant to the Merger Agreement and in accordance with the relevant provisions of the Pennsylvania Business Corporations Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, pursuant to which Merger Sub was merged with and into Pep Boys, with Pep Boys surviving the merger as a wholly owned subsidiary of Icahn Enterprises Holdings (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share not purchased in the Offer, other than Shares held by Icahn Enterprises Holdings, Merger Sub or any of their respective subsidiaries or affiliates or by Pep Boys and its subsidiaries (in each case, which were automatically cancelled and retired and ceased to exist) or any shareholder of Pep Boys who duly exercised dissenters’ rights under Pennsylvania law, was automatically converted into the right to receive an amount, in cash, equal to the Offer Price, without interest.

Following the completion of the Offer, each outstanding option to purchase Shares under Pep Boys stock plans, whether or not exercisable or vested, automatically became fully vested and exercisable, and, as of the Effective Time, were automatically cancelled and converted into the right of the holder thereof to receive an amount in cash equal to the product of (i) the excess, if any, of the Offer Price over the applicable per Share exercise price of each such option and (ii) the number of Shares subject to such option, less any applicable tax withholding. In addition, on the terms and subject to the conditions set forth in the Merger Agreement, any outstanding restricted stock unit awards representing the right to receive Shares granted pursuant to the Pep Boys stock plans that vested over the passage of time, and any outstanding performance stock unit award representing the right to receive Shares granted pursuant to the Pep Boys stock plans that vested based on the level of achievement of performance goals, automatically vested (to the extent not vested) and were automatically cancelled and converted into the right of the holder thereof to receive an amount in cash equal to the product of (i) Offer Price and (ii) the number of units covered by such award that had not been settled or paid immediately prior to the Effective Time, less any applicable tax withholding.

Following the consummation of the Merger, the Shares will cease to be listed on the New York Stock Exchange.

On February 4, 2016, Icahn Enterprises Holdings issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

The foregoing description of the Merger Agreement (including the description of the consideration payable in connection with the Merger) is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Icahn Enterprises Holdings on December 30, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 3, 2016 (incorporated herein by reference to Exhibit (a)(1)(I) to Amendment No. 1 to Schedule TO filed by Icahn Enterprises Holdings on February 3, 2016).

99.2	Press Release, dated February 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

	By:	Icahn Enterprises G.P. Inc.
its general partner

Date: February 4, 2016		By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

	By:	Icahn Enterprises G.P. Inc.
its general partner

Date: February 4, 2016		By:	/s/ Peter Reck
Peter Reck

Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 3, 2016 (incorporated herein by reference to Exhibit (a)(1)(I) to Amendment No. 1 to Schedule TO filed by Icahn Enterprises Holdings on February 3, 2016).

99.2	Press Release, dated February 4, 2016.